Exhibit 10.3

LEASE AGREEMENT

Made this 15th day of September, 2010, by and between:

Landlord:	RIVERBEND PROPERTIES

And

Tenant:	GOOD EARTH ENERGY CONSERVATION, INC.

1. Premises. Witnesseth: That the Landlord in consideration of the covenants and agreements set forth in this lease agreement (this "Lease") to be performed by Tenant and upon the terms and conditions hereinafter stated does hereby lease, demise and let unto Tenant the following described premises.

Approximately 7,200 square feet of office space located and described as 7513 Pebble Drive, Building 24 (the "Premises") being a portion of the Riverbend Properties, Fort Worth, Texas 76118 (the "Project").

The term of this Lease (the "Term”) shall commence on the date of this Lease (the "Lease Commencement Date'? and end on the date which is Twelve (12) months after the Rent Commencement Date (as hereafter defined) plus any partial calendar month following the Rent Commencement Date (the "Lease Expiration Date”). The Rent Commencement Date shall be October 10, 2010. The Delivery Date shall be the date which is the first day after Landlord notifies Tenant that the Premises are ready for occupancy and possession by Tenant (the "Delivery Date”). The portion of the Term from the Lease Commencement Date to the Rent Commencement Date shall be referred to herein as the "Initial Term" and the portion of the Term from the Rent Commencement Date to the Lease Expiration Date shall be referred to herein as the "Lease Term."

Landlord agrees the Delivery Date shall be on or before September 10, 2010, provided, however, the Delivery Date shall be extended for a reasonable time to allow Landlord to complete preparation of the Leased Premises for occupancy if Landlord was prevented from completing such preparations by events beyond the reasonable control of Landlord.

2. Use. The Premises shall be used for Office/warehouse (the "Permitted Use") and for no other purpose. Tenant and its employees or agents shall not perform any acts or carry on any practices which may injure the building or be a nuisance or menace to other tenants in the building, or use the Premises for any business or purpose which is unlawful or violates any public or municipal ordinances.

3. Rent In consideration of this Lease, Tenant agrees to pay Landlord, without deduction or offset, the basic rent for the Premises, at the rate of $3,200.00 per month, due and payable in advance on or before the first day of each calendar month during the term of this Lease. Rent for any fractional month shall be prorated. All sums payable hereunder by Tenant shall be made to Landlord at the address designated in Paragraph 34 or to such other party or address as Landlord may designate.

4. Additional Rent. In addition to the basic rent payable under Paragraph 3 above, Tenant shall pay to Landlord, in the manner and at the times set forth below, additional rent equal to Tenant's Proportionate Share of any increase in Operating Expenses. In the event that during the Lease Term, the total Operating Expenses for any calendar year divided by the total square footage of the rentable area of the Project exceed the Base Expense Rate, Tenant shall pay to Landlord Tenant's Proportionate Share of such increase for the calendar year in question. If the first and last years during the Lease Term are less than full calendar years, then Tenant's Proportionate Share of any increase in Operating Expenses shall be prorated based on the number of months in such calendar year included within the Lease Tenn. As used herein, the following terms shall have the meanings respectively indicated:

(a)         "Operating Expenses" means all expenses, costs, charges and disbursements of every kind which Landlord shall pay or incur in connection with the ownership, operation and maintenance of the Project (including such additional facilities hereafter placed in operation as Landlord may consider necessary or beneficial for the operation of the Project), including, without limitation, the following: (i) wages, salaries and fees (including management fees) of all personnel or entities engaged in the management, operation and maintenance of the Project; (ii) all costs of operating, maintaining and repairing the Common Areas; (iii) all supplies, tools, equipment and materials used in the operation and maintenance of the Project; (iv) all maintenance, janitorial and service agreements for the Project and the equipment therein; (v) all insurance related to the Project; (vi) all taxes, assessments and other governmental charges assessed against or attributable to the Project or its operation, exclusive of any income or profit taxes which may be assessed against Landlord; (vii) all repairs and general maintenance on or of the Project; (viii) all utilities for the Project; (ix) all costs incurred by Landlord in connection with any change of any company providing electricity service, including, without limitation, maintenance, repair, installation and service costs associated therewith; and (x) amortization of capital items which in Landlord's reasonable judgment will reduce Operating Expenses or enhance the Project or which may be required by any governmental authority.

(b)          The "Base Expense Rate" means $1.46 per square foot.

(c)         "Tenant's Proportionate Share" means a fraction, the numerator of which is the square footage of the Premises and the denominator of which is the total rentable area of the Project.

At any time and from time to time during the Lease Term, Landlord may, by giving notice to Tenant, increase the basic rent per month payable by Tenant under Paragraph 3 above to include Tenant's Proportionate Share of Operating Expenses in excess of the Base Expense Rate, as estimated by Landlord in its reasonable judgment. Tenant shall begin paying the estimated amount together with the next monthly payment of basic rent due after receipt by Tenant of Landlord's notice.

On or before April I of each year, Landlord will prepare and deliver to Tenant a statement including (i) the previous calendar year's Operating Expenses, (ii) Tenant's Proportionate Share of any increase in Operating Expenses over the Base Expense Rate for the prior calendar year, and (iii) the net amount due Landlord or, if Tenant has made estimated payments of additional rent pursuant to the preceding paragraph, any amount due to be reimbursed to Tenant or credited against the next rental or other payments due from Tenant. Within thirty (30) days after receipt of such statement, Tenant shall pay to Landlord any additional rent payable by Tenant as reflected therein.

If the Lease Term expires or this Lease terminates before a final determination of Tenant's actual Proportionate Share of Operating Expenses has been made, then the amount of any increase in Operating Expenses over the Base Expense Rate payable for the preceding calendar year or the final partial year of the Lease Term will be estimated by Landlord based on the best data available to Landlord at the time of the estimate. Prior to the Lease Expiration Date, or as soon as possible after an earlier termination date, an adjustment will be made between Landlord and Tenant regarding any additional rent payable by Tenant under this Lease. All obligations set forth in this Paragraph 4 shall survive expiration or earlier termination of this Lease.

5. Possession. Tenant acknowledges that Tenant has fully inspected the Premises, and on the basis of such inspection, Tenant hereby accepts the Premises, and the buildings and improvements situated thereon, as suitable for the purpose for which they are leased in their present condition with such changes therein as may be caused by reasonable deterioration between the date hereof and the Lease Commencement Date; provided that in the event any presently installed plumbing, plumbing fixtures, electrical wiring, lighting fixtures, or air conditioning and heating equipment are not in good working condition on the Lease Commencement Date, Landlord agrees to repair promptly any such defects of which Tenant delivers written notice to Landlord within thirty (30) days after the Lease Commencement Date.

6. Prior Tenancy. To the extent Tenant has been a prior tenant of the Project, execution of this Lease creates a new tenancy relationship between Landlord and Tenant and shall not be considered or interpreted to be a renewal of any prior contracts, leases or agreements between Tenant and Landlord or Landlord's predecessors-in-interest. As additional consideration for entering into this Lease, Tenant hereby waives any and all claims which Tenant has or may have against Landlord or Landlord's predecessors-in-interest arising out of any prior contracts, leases or agreements or resulting from any tenancy of the Project under any such prior contracts, leases or agreements.

7. Maintenance.

7.1 Landlord's Maintenance Obligations. Landlord shall at all times keep the root; foundation, exterior walls (excluding all windows and doors) and underground pipes and all other outside plumbing connections of the improvements situated on the Premises in good repair. Landlord shall not be obligated to make any repairs under this Paragraph 7.1 until a reasonable time after receipt of written notice from Tenant of the need of such repairs. Landlord's liability hereunder shall be limited to the cost of such repairs or corrections. Tenant waives the benefit of any present or future law, which might give Tenant the right to repair the Premises at Landlord's expense or to terminate the Lease because of the condition of the Premises. Landlord and Tenant expressly agree that repair, maintenance and other services to be performed by Landlord or Landlord's agents exclusively consists of the exercise of professional judgment by such service providers, and Tenant expressly waives any claims for breach of warranty arising from the performance of such services.

7.2 Tenant's Maintenance Obligations. Tenant shall keep the building and other improvements located on the Premises in good condition and shall make all necessary repairs (except those expressly required to be made by the Landlord) including but not limited to repairs to all glass windows, doors, plumbing work, pipes and fixtures, the interior of the building, paved areas exclusively used by Tenant and other exterior improvements. Tenant shall also be responsible for the maintenance of air conditioning, plumbing fixtures and heating equipment or components thereof and insect/animal eradication located on or serves the Premises. Tenant will also be obligated to regularly maintain, service and repair air conditioning and heating equipment. Tenant shall promptly repair any damage caused by Tenant's negligence or default thereunder, or negligence of Tenant's invitees, employees or customers. In the event Tenant should fail to maintain the Premises as herein required, Landlord shall have the right to cause repairs or corrections to be made and any reasonable costs therefore shall be payable by Tenant as additional rental on the next rental installment date.

7.3 HVAC Warranty and Maintenance. Landlord agrees to warrant and repair the heating, ventilating, and air conditioning (HVAC) units during the initial six (6) months of the Lease Term, provided:

(a)         Tenant must contract with a qualified and properly insured HVAC contractor to have the HVAC units serviced at a minimum of one (1) time every three (3) months. Such service shall include, but not be limited to, cleaning of the coil and condenser of each unit, checking the electrical connections, oil or refrigerant leaks, safety devices, blower belt wear, tension and alignment, expansion valve and coil temperature, and condensate drain, and the lubrication and addition of freon. Tenant must change filter(s) on a monthly basis. Failure by Tenant to properly maintain HVAC units including monthly filter changes will void Landlord's warranty.

(b)         Tenant shall provide a copy of such service contract before the expiration of Landlord's warranty period described above and on each anniversary date of the Lease thereafter.

7.4 Condition Upon Termination. Upon the termination of this Lease, Tenant shall surrender the Premises to Landlord, broom clean and in the same condition as received, except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. Upon termination, Tenant shall deliver to Landlord all keys to the Premises. The costs of any repairs necessary to restore the Premises to the condition in which the Premises are required to be surrendered to Landlord shall be borne solely by Tenant. All alterations, additions or improvements made in or upon the Premises either by Landlord or Tenant, shall be Landlord's property on termination of this Lease and shall remain on the Premises. All furniture, movable trade fixtures and equipment installed by Tenant may be removed by Tenant at the termination of this Lease, provided Tenant is not in default under this Lease at the time of such removal, and shall be so removed if required by Landlord. All such removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural qualities of the building and other improvements situated on the Premises.

8. Utilities

8.1 General. Landlord covenants that the Premises are served by water, sewer, electrical and gas utilities but Tenant shall pay all utility use and connection charges, if any, and all charges incurred for any utilities used on the Premises. Landlord may, at Landlord's sole discretion, provide one or more utility services to the Premises, in which case Tenant agrees to pay to Landlord its pro rata share of the costs of such utilities services. Tenant shall furnish all electrical light bulbs and tubes. Landlord's failure to any extent to furnish or any stoppage or interruption of these utilities resulting from any cause shall not render Landlord liable in any respect for damages to either person or property nor relieve Tenant from the fulfillment of any covenant r agreement hereof.

8.2 Trash Removal. Tenant shall provide for removal of Tenant's waste and trash in a commercially reasonable manner and shall provide all trash receptacles and dumpsters in sufficient amount and capacity to handle Tenant's waste, trash and disposals. If Tenant fails to have Tenant's waste and trash removed in a commercially reasonable manner, Landlord after forty-eight (48) hours written notice to Tenant, may cause said waste and trash to be removed. If/Landlord causes Tenant's waste and trash to be removed from the Property, Tenant shall pay a trash fee, for each such incident, in an amount which shall be the greater of Fifty Dollars ($50.00) or the Landlord's cost of having any such trash collected and removed from the Property. If the trash fee is not paid within five (5) days following delivery of an invoice to Tenant for such trash removal or if Tenant fails to provide adequate trash receptacles for its Premises, Tenant shall be deemed in default of the terms of this Lease.

8.3 Utility Deregulation. Landlord has advised Tenant that presently Texas Utilities ("Electric Service Provider") is the utility company selected by Landlord to provide electricity service for the Project. Notwithstanding the foregoing, if permitted by applicable law, Landlord shall have the right at any time and from time to time during the Lease Term to either contract for service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an "Alternate Service Provider") or continue to contract for service from the Electric Service Provider. Tenant shall cooperate with Landlord, the Electric Service Provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, Electric Service Provider, and any Alternate Service Provider reasonable access to the Project's electric lines, feeders, risers, wiring, and any other machinery within the Premises. Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider or any Alternative Service Provider is no longer available or suitable for Tenant's requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease.

9. Leasehold Improvements. Landlord agrees to install at Landlord's cost and expense the improvements described in Exhibit "A" attached hereto. Except as expressly set forth in Exhibit "A" attached hereto, and except for Landlord's agreement to repair the items described in Paragraph 7.1 above, the Premises are delivered to Tenant and are being leased "AS IS" and "WITH ALL FAULTS," and Landlord makes no representation or warranty of any kind, expressed or implied, with respect to the condition of the Premises. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD HEREBY DISCLAIMS, AND TENANT WAIVES THE BENEFIT OF, ANY AND ALL IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF HABITABILITY, FITNESS OR SUITABILITY FOR PURPOSE, OR THAT THE BUILDING OR THE IMPROVEMENTS ON THE PREMISES HAVE BEEN CONSTRUCTED IN A GOOD AND WORKMANLIKE MANNER. TENANT EXPRESSLY ACKNOWLEDGES THAT LANDLORD DID NOT CONSTRUCT OR APPROVE THE QUALITY OF CONSTRUCTION OF THE BUILDING.

10. Signs. Tenant shall have the right to install signs upon the exterior of said building only when first approved in writing by Landlord in its sole discretion and subject also to any applicable governmental laws, ordinances, regulations, requirements and in accordance with Exhibit "C", Sign Specifications. Tenant shall remove all signs at the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury, defacement of the building or other improvements. The cost of repair of any damage to the Premises or building caused by the installation or removal of signs shall be borne by Tenant.

11. Alterations. Tenant will not make or allow to be made any alterations or physical additions in or to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld as to non-structural alterations. Tenant shall fully comply with all applicable governmental laws, ordinances, codes, and regulations with respect to any alterations or additions made by Tenant.

Neither Tenant nor anyone holding possession of the Premises through Tenant, has authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interest of Landlord in the Premises, including those who may furnish materials or perform labor for any construction or repairs at the request of Tenant. Tenant covenants and agrees that it will pay or cause to be paid all sums legally performed on the Premises and that it will save and hold harmless Landlord from any and all loss, cost or expense based on or arising out of asserted claims or liens against the Premises or against the right, title and interest of Landlord therein. Tenant shall immediately provide Landlord with written notice of the placing of any lien or encumbrance against the Premises. If a mechanics lien or other similar lien is recorded against the Premises or the Project as a result of Tenant's failure to pay for any work provided to Tenant at the Property, Tenant shall within ten (10) days following recordation of any such lien cause that lien be removed from the Property, regardless of the merits of any disputes between Tenant and lienholder.

12. Damage to Premises. In case of damage by fire or other insured casualty to the Premises, Tenant shall give immediate notice to the Landlord who shall thereupon cause the damage to be repaired forthwith, and allow the Tenant a fair abatement of diminution of rental in proportion to the extent to which the Premises are untenable; but if the Premises or the building of which the Premises are a part, shall be deemed by Landlord, in Landlord's sole opinion, to be so damaged as to be unfit for occupancy, or if the Landlord shall decide to not rebuild, this Lease shall terminate and Tenant shall only be liable for rent and other monetary obligations under this Lease to the time of the fire or the casualty. Notwithstanding the foregoing, if the damage to the Premises or any portion of the Project shall be caused by the willful or negligent acts of Tenant, or its employees, agents or invitees, Tenant shall not be entitled to any rent abatement or other relief and shall immediately cause all such damage to be repaired forthwith at Tenant's sole expense.

13. Indemnity. Landlord shall not be liable to Tenant or to Tenant's employees, customers, invitees or visitors, for any injury or damage to person or property caused by any act, omission or neglect of Tenant or Tenant's employees, customers, invitees or visitors or any other tenant of the Project (or caused by the building and improvements located on the Premises becoming out of repair) or due to any other cause whatsoever, other than as a result of Landlord's negligence or willful misconduct and Tenant agrees to indemnify and hold Landlord free and harmless from any loss, expense or claims arising out of such injury or damage to any person or property caused by Tenant, customers, invitees, visitors.

14. Common Areas. The use and occupation by Tenant of the Premises shall include the use, in common with others entitled thereto, of the common areas, parking areas, access roads, service roads, loading facilities, sidewalks, and other facilities as may be designated from time to time by Landlord, subject, however, to the terms and conditions of this Lease and to reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord.

All common areas described above shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to the Common Areas. Attached hereto as Exhibit "B" are the Rules and Regulations effective as of the date of this Lease.

15. Insurance. Landlord shall, at all times during the term of this Lease maintain a policy or policies of insurance issued by and binding upon an insurance company, insuring the building of which the Premises are a part against loss or damage by fire or other hazards and contingencies as Landlord determines in its sole opinion or as Landlord's mortgagees may require. Tenant shall not keep anything upon the Premises or do anything in or about the Premises, which will increase the rates for fire and standard extended coverage insurance upon the Project or any portion thereof Tenant agrees to pay on demand any increase in insurance premiums caused by or attributable to Tenant's tenancy at the Premises.

Tenant shall procure and maintain throughout the term of this Lease a policy of insurance, at its sole cost and expense, insuring Landlord, Landlord's Managing Agent and Tenant against all claims, demands or actions arising out of or in connection with Tenant's use or occupancy of the Premises, or by the condition of the Premises, the limits of such policy or policies to be in an amount not less than $1,000,000 in respect to injuries to or death of any person, and in an amount not less than $1,000,000 in respect to property damaged or destroyed, and to be written by insurance companies satisfactory to Landlord. Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days prior to cancellation of such insurance. Tenant shall also maintain its own insurance on Tenant’s merchandise, equipment, and possessions in or about the Premises. Any insurance coverage maintained by Landlord shall insure Landlord's property only and will not insure Tenant's property, trade fixtures, or merchandise on the Premises in the event of damage however caused.

16. Taxes.

16.1 Real Estate Taxes. Landlord shall pay all real estate taxes assessed against the Premises and the Project during the Lease Term.

16.2 Personal Property Taxes. Tenant shall pay all taxes assessed against trade fixtures, furnishings, equipment, or any other personal property belonging to Tenant. Tenant shall use reasonable efforts to have its personal property taxed separately from the Premises, but if any of Tenant's personal property is taxed with the Premises, Tenant shall pay the taxes for the personal property within fifteen (15) days after Tenant receives a written statement for such personal property taxes.

17. Relocation of Tenant. Landlord retains the right to relocate Tenant into such other space, on any floor within the Building, as Landlord may deem advisable or necessary provided that such space is of similar size to the Lease Premises. Such relocation shall be completed within sixty (60) days from Landlord's written notification to Tenant. If such a relocation is made hereunder, Tenant agrees to execute, upon the request of Landlord, any amendment to the Lease redescribing the Leases Premises, but all other terms, covenants and conditions of this Lease shall remain in full force and effect. Landlord shall pay all reasonable moving costs incurred by Tenant in connection with such move.

18. Waiver of Subrogation. The parties release each other, and their respective authorized representatives, from any claims for damage to any person or to the Premises and the Project, and to the fixtures, personal property, tenant improvements, and alterations of either Landlord or Tenant in or upon the Premises and the Project which are caused by or result from any of the perils to be insured against as required by Paragraph 15 of this Lease as long as such policies of insurance are in force at the time of any such damage or afford coverage for such damages, but only to the extent that such loss or damage is recoverable under such insurance policies. Each party hereby agrees immediately to give to each of its insurance companies which have issued policies required under this Lease written notice of the terms of such mutual waivers and to cause such insurance policy to be properly endorsed, if necessary, to prevent the invalidation of such insurance coverages by reason of such waivers.

19. Assignment. Tenant shall not assign this Lease and shall not sublet or underlet the Premises, or any part thereof, without the prior written consent of Landlord, which consent Landlord agrees will not be unreasonably withheld. Notwithstanding the foregoing, no assignment or subletting, whether consented to or not, shall release Tenant from any obligations or liability hereunder. If an event of default occurs and the Premises or any part thereof are assigned or sublet, then Landlord, in addition to any other remedies herein provided, or provided by law, may collect directly from any such sublessee or assignee all rents payable to Tenant and apply such rent against any sums due Landlord under this Lease. No such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder. Landlord's consent to any one sublease or assignment shall not be deemed approval of any other sublease or assignment. If Tenant is not a natural person and there occurs a change in ownership of a majority of the ownership interest of Tenant, then such change in ownership interest shall be deemed an assignment of this Lease by Tenant and therefore subject in all respects to this Paragraph 19; provided, however, this provision shall not apply if at the time of the execution 'of this Lease such ownership interests of Tenant are listed on a recognized security exchange or over-the-counter market.

20. Default of Tenant. Each of the following events shall be an event of default under this Lease:

(a)          Failure of Tenant to pay any installment of rent or other sum payable to Landlord hereunder on the date that same is due and such failure shall continue for a period often (10) days;

(b)          Failure of Tenant to comply with any term, condition or covenant of this Lease, other than the payment of rent or other sum of money, and such failure shall not be cured within twenty (20) days after written notice thereof to Tenant;

(c)          Tenant or any guarantor of Tenant's obligations hereunder shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property;

(d)          Any case, proceeding or other action against Tenant or any guarantor of Tenant's obligations hereunder shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and Tenant (i) fails to obtain a dismissal of such case, proceeding, or other action within sixty (60) days of its commencement; or (ii) converts the case from one chapter of the Federal Bankruptcy Code to another chapter; or (iii) is the subject of an order of relief which is not fully stayed within seven (7) business days after the entry thereof; and

(e)          Abandonment by Tenant of any substantial portion of the Premises or cessation of the use of the Premises for the purpose leased.

21. Landlord's Remedies. Upon the occurrence of any of the events of default listed in Paragraph 20, Landlord shall have the option to pursue any one or more of the following remedies without any prior notice or demand whatsoever:

(a)          Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to so ender the Premises, Landlord m y, without prejudice to any other remedy which it may have for possession of the Premises or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof without being liable for prosecution or any claim for damages therefor. Tenant shall pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise.

(b)          Enter upon and take possession of the Premises, without terminating this Lease and without being liable for prosecution or for any claim for damages therefor, and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof Landlord may relet the Premises and receive the rent therefor. Tenant agrees to pay to Landlord monthly or on demand from time to time any deficiency that may arise by reason of any such reletting. In determining the amount of such deficiency, leasing commissions, attorneys' fees, remodeling expenses and other costs of reletting shall be subtracted from the amount of rent received under such reletting.

(c)          Enter upon the Premises, without terminating this Lease and without being liable for prosecution or for any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to pay Landlord on demand for expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, together with interest thereon at the rate of twelve percent (12%) per annum from the date expended until paid. Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by negligence of Landlord or otherwise.

(d)          In addition to the foregoing remedies, Landlord shall have the right to change or modify the locks on the Premises in the event Tenant fails to pay any rent when due hereunder. Landlord shall not be obligated to provide another key to Tenant or allow Tenant to regain entry to the Premises unless and until Tenant pays Landlord all rent which is delinquent. Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from the lockout.

(e)          No re-entry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease, unless a written notice of such intention is given to Tenant. Notwithstanding any such reletting or re-entry or taking possession, Landlord may, at any time thereafter, elect to terminate this Lease for a previous default. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any monthly installment of rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of any other violation or default. The loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any reletting as provided for above shall include the expense of repossession and any repairs or remodeling undertaken by Landlord following possession. Should Landlord terminate this Lease at any time for any default, in addition to any other remedy Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such default, including the cost of recovering the Premises and the cost of the rental then remaining unpaid.

22. Tenant's Remedies/Limitation of Liability. Landlord shall not be in default hereunder and Tenant shall not have any remedy or cause of action unless Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder. All obligations of Landlord under this Lease will be binding upon Landlord only during Landlord's period of ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged for all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be to any other property or assets of Landlord.

23. Landlord's Lien. In addition to the statutory landlord's lien, Landlord shall have at all times a valid security interest to secure payment of all rent and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently, or which may hereafter be, situated on the Premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until all arrangements in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Upon the occurrence of an event of default by Tenant, Landlord may in addition to any other remedies provided herein or under the Uniform Commercial Code as adopted by the state in which the Premises are located (including without limitation Texas section 9.505(b) or its equivalent), enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale the Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in this Lease at least ten (10) days before the time of sale. Any sale made pursuant to the provisions of this paragraph shall be deemed to have been a public sale conducted in a commercially reasonable manner if held in the above described Premises or where the property is located after the time, place and method of sale and a general description of the types of property to be sold have been advertised in a daily newspaper published in the county in which the Premises are located for five consecutive days before the date of the sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney's fees and legal expenses), shall be applied as a credit against the indebtedness secured by the security granted in this paragraph. Any surplus shall be paid to Tenant or as otherwise required by law. The Tenant shall pay any deficiencies forthwith upon request or demand by Landlord. Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the state in which the Premises are located. The statutory lien for rent is not hereby waived, the security interest herein granted being in addition and supplementary thereto.

24. Condemnation

24.1 Interest of Parties. If all or a substantial part of the Premises are taken for any public or quasi-public use under governmental law, ordinance or regulations, or by right of eminent domain, or by purchase in lieu thereof, and the taking prevents or materially interferes with the use of the Premises for the purpose of which they were leased to Tenant, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective on the date of such taking. If less than a substantial part of the Premises are taken for any public or quasi-public use under governmental law, ordinance or regulations, or by right of eminent domain, or by purchase in lieu thereof, this Lease shall not terminate, but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances. All compensation awarded in connection with or as a result of any of the foregoing proceedings shall be the property of Landlord and Tenant hereby assigns any interest in such award to Landlord. All compensation awarded in connection with or as a result of any of the foregoing proceedings shall be the sole property of Landlord and Tenant hereby assigns any interest in such award to Landlord.

24.2 Voluntary Conveyance. Nothing in Paragraph 24.1 above prohibits Landlord from voluntarily conveying all or part of the Premises to a public utility, agency or authority under threat of a taking under the power of eminent domain. Any such voluntary conveyance shall be treated as a taking within the meaning of this Article.

25. Holding Over. In the event Tenant holds over after the expiration of this Lease, it shall be deemed to be occupying said Premises as a tenant from month-to-month, subject to all of the conditions, provisions, and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy except that monthly rental shall be 1500/o of the last monthly rental payment due before the ending date of this Lease. This provision shall not be construed as an extension of this Lease but is to define any holding over, with or without the consent of the Landlord.

26. Access. Landlord or its representatives shall have the right to enter into and upon the Premises at reasonable hours to inspect, clean, make repairs or alterations as Landlord may deem necessary.

27. Outside Storage. No outside storage shall be permitted except by written agreement between Tenant and Landlord.

28. Late Payments. A penalty charge shall be applied to all monthly rental payments which have not been received by Landlord on or before the 10m of each month. An additional penalty charge shall be applied to monthly rental payments which have not been receive by Landlord on or before the 20th of such month. If paying by check $25.00 return check fee will be charged on all returned checks. If this occurs more than two (2) times, Tenant must make monthly rental payments for the remainder of the Lease term by cashier's check or money order.

29. Brokers. Landlord or its assignees agree to pay DFW Lee & Associates, L.P. a Texas limited partnership for negotiating this Lease, the leasing fee that has been previously negotiated. No other agents or brokers are involved. Except for commissions payable to the brokers identified above for which Landlord has agreed in writing to pay, Landlord and Tenant hereby indemnify each other, and shall hold each other harmless from and against, all liabilities arising from any claim for a broker's or leasing agent's commission.

30. Security Deposit. Upon execution hereof; Tenant shall deposit with Landlord the amount of$ 3.200.00 to be held by Landlord, without interest, as a security deposit. In the event Tenant has performed all of the terms and conditions of this Lease throughout the term, upon Tenant vacating the Premises, the security deposit shall be returned to Tenant after deducting any sums which might be owing to Landlord. Landlord may apply all or part of the security deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. Landlord shall not be required to keep the security deposit separate from its other accounts and no trust relationship is created with respect to the security deposit. If Tenant is in default of this Lease more than two (2) times within any twelve-month period, irrespective of whether or not such default is cured, then, without limiting Landlord's other rights and remedies provided for in this Lease or at law or equity, the security deposit shall automatically be increased by an amount equal to the greater of (a) three (3) times the original security deposit, or (b) three (3) months' basic rent (as set forth in Paragraph 3 hereof), which shall be paid by Tenant to Landlord forthwith on demand.

31. Compliance with Laws. Tenant, at its expense. shall comply with all environmental, air quality, zoning, planning, building, health, labor, discrimination, fire, safety and other governmental or regulatory laws, ordinances, codes and other requirements applicable to the Premises or pertaining to Tenant's use of and activities on the Premises, including, without limitation, the Americans with Disabilities Act of 1990 (collectively, the "Building Laws"). Prior to occupancy, Tenant shall obtain certificates as may be required or customary evidencing compliance with all building codes and permits and approval of full occupancy of the Premises and of all installations therein. Tenant shall cause the Premises to be continuously in compliance with all Building Laws (as they may be amended from time to time).

Tenant agrees to defend, indemnify, and hold Landlord harmless from and against all liability threatened against or suffered by Landlord due to a breach by Tenant of its obligations and covenants set forth in the preceding paragraph. The foregoing indemnity shall include the cost of all alterations to the Premises, all fines, fees, and penalties, and all legal and other expenses (including reasonable attorneys' fees) incurred by Landlord because of Tenant's breach of such obligations and covenants.

32. Hazardous Material. Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises or the Project by Tenant, its agents, employees, contractors or invitees without the express written consent of Landlord. If the presence of Hazardous Material on the Premises or the Project caused or permitted by Tenant results in contamination of the Premises or the Project, or if contamination of the Premises or the Project by Hazardous Material otherwise occurs for which Tenant is responsible, Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Project, damages for the loss or restriction of use of rentable or usable space or any amenity of the Project or damages arising from any adverse impact on the marketing of space, and sums paid in settlement of claims, attorney's fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination.

This indemnification includes, without limitation, costs incurred in connection with any investigation of on-site conditions or any clean up, remedial, removal or restoration work required by any federal, state or local government agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Project. Without limiting the foregoing, if the presence of any Hazardous Material on the Project caused or permitted by Tenant results in any contamination of the Project, Tenant shall promptly take all actions at its sole expense as are necessary to return the Project to the condition existing prior to the introduction of any such Hazardous Material to the Project, provided that Landlord's approval of such action shall first be obtained with respect to actions required by Tenant, Landlord's approval not to be unreasonably withheld. The foregoing indemnity shall survive the expiration or earlier termination of the Lease.

As used herein, "Hazardous Material" means any element, compound, mixture, solution, particle or substance which presents danger or potential danger for damage or injury to health, welfare or to the environment and shall include, but shall not be limited to any pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, or oil as defined in or pursuant to: (a) the Resource Conservation and Recovery Act, as amended; (b) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Federal Clean Water Act, as amended; (c) any other chemical, material or substance (i) which is regulated as a "toxic substance" (as defined by the Toxic Substance Control Act, 15 U.S.C. Sec. 2601 et seq., as amended); or (ii) which is a "hazardous waste" (as defined by the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et seq., as amended); or (iii) which is a "hazardous substance" (as defined by the Comprehensive Environment Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. Sec. 9601 et seq., as amended); (d) those substances which are inherently or potentially radioactive, explosive, ignitable, corrosive, reactive, carcinogenic or toxic; (e) those substances which have been recognized as dangerous or potentially dangerous to health, welfare or to the environment by any federal, state, municipal, county or other governmental or quasi-governmental authority and/or any department or agency thereof or which are the subject of any other federal, state or local environmental law, regulation, ordinance, rule or bylaw, whether existing as of the date hereof, previously enforced or subsequently enacted, including but not limited to: (i) polychlorinated byphenyls ("PCBs") or "PCB items" (as defined in 40 C.F.R. Sec. 761.3) or any equipment which contains PCBs; (ii) any asbestos or asbestos-containing materials; (iii) stored, leaked or spill petroleum products; or (iv) exposure to which is prohibited, limited or regulated by any federal, state, county, regional, local or other governmental statute, regulation, ordinance or authority of which, even if not so regulated, may or could pose a hazard to the health and safety of the Tenant, Landlord and the occupants of or invitees to the Premises. The term Hazardous Material does not include reasonable amounts of common janitorial/cleaning supplies kept on and/or used in the Premises for cleaning of the Premises.

33. Subordination. Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Premises, or upon the Project and to any renewals, refinancing and extensions thereof Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien of this Lease on such term and subject to such conditions as such mortgagee may deem appropriate in its discretion. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Premises, or the Project as a whole and Tenant agrees upon demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. The terms of this Lease are subject to approval by the Landlord's lender(s), and such approval is a condition precedent to Landlord's obligations hereunder. In the event that Tenant should fail to execute any subordination or other agreement required by this paragraph, promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney in fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is not coupled with an interest. Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified (or if modified, the terms of such modification) and in full force and effect, stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or, if Landlord is claimed to be in default, stating why) and further state such other matters as Landlord shall reasonably require.

34. Notices. All rents and any notices required to be delivered hereunder shall be mailed to the following addresses (rent shall be delivered to Landlord's first address below):

Landlord:	Riverbend Properties

2501 Gravel Drive

Fort Worth, Texas 76118

Tenant:	Good Earth Energy Conservation, Inc.

7513 Pebble Drive

Fort Worth, Texas 76118

35. Miscellaneous

35.1 No Agency or Partnership Relationship. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of Rent, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant. Whenever herein the singular number is used, the same shall include the plural, and words of any gender shall include each other gender.

35.2          Captions. The captions used herein are for convenience only and do not limit or amplify the provisions hereof.

35.3 Waivers. One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

35.4 Reasonable Delays Beyond Control. Except for the payment of Rent by Tenant, whenever a period of time is herein prescribed for action to be taken by Tenant or Landlord, Landlord or Tenant shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, government laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of Landlord or Tenant.

35.5 Quiet Enjoyment and Possession. Landlord agrees that if Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the continuance of this Lease have the peaceable and quiet enjoyment and possession of the Premises.

35.6 Entire Agreement of Parties. This Lease and those documents set forth in Paragraph 37 of this Lease contain the entire agreement between the parties, and no agreement shall be effective to change, modify or terminate this Lease in whole or in part unless such agreement is in writing and duly signed by the party against whom enforcement of such change, modification or termination is sought.

35.7         Applicable Law. The laws of the State of Texas shall govern the interpretation, validity, performance and enforcement of this Lease.

35.8         Invalid Terms Not to Affect Remainder. If any provision of this Lease should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Lease shall not be affected thereby.

35.9         Terms Binding. The terms, provisions and covenants contained in this Lease shall apply to, inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors in interest and legal representatives except as otherwise herein expressly provided.

36. Tenant must provide first months rent, security deposit and a Certificate of Insurance to Landlord prior to taking possession of the Premises. The Certificate of Occupancy will not be applied for until all of these requirements have been met.

37 Additional Provisions.

37.1         Grant of Option to Renew. Provided that no Default exists under the Lease and no event has event has occurred which with the passage of time or the giving of notice, or both, would be Default under the Lease, Tenant shall have the right to renew and extend the Lease with respect to all of the Premises for one (1) Renewal Term (herein so called) of one (1) year at $3,200.00 per month, at Tenant's election, commencing upon the expiration of the initial Term by giving Landlord written notice thereof at least three (3) months prior to the expiration of the initial Term except as set forth in this Amendment.

37. Other Documents

The following Exhibits are attached hereto and incorporated herein.

Exhibit "A" -Tenant Improvements

Exhibit "A-1"- Floor Plan

Exhibit ''B" - Rules and Regulations

Exhibit "C" - Sign Specifications

Exhibit "D" - Lease Guaranty

Exhibit "E" - Hazardous Material Statement

TENANT:

GOOD EARTH ENERGY CONSERVATION, INC.

By:	Jin Hawes
Name:	Jim Hawes
Title:	CEO

LANDLORD:

HALAWA VIEW APTS G.P., DBA RIVERBEND PROPERTIES

By:	/s/ Sandra Knight
Sandra Knight, President
S&K Management, Inc. as agent for Halawa
View Apartments GP dba Riverbend Properties

Executed on the 1st day of September, 2010.

EXHIBIT "A"

RIVERBEND PROPERTIES
TENANT IMPROVEMENTS

Except for the refurbishing, modification and additions indicated below, Tenant accepts the Premises in "AS IS" condition and acknowledges that no other improvements or alterations will be made to the Premises by Landlord.

Landlord at Landlords sole expense shall:

I.	Carpet office area
2.	Install hot water heater
3.	Paint only the white office area with a fresh coat of white paint
4.	Install Warehouse heater
5.	Install two 30 amp 250-volt 3-wire twist-lock receptacles on dedicated circuits and three 20 amp 120-volt double duplex receptacles on dedicated circuits.

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made this 15th day of December, 2011, between HALAWA VIEW APTS G.P., DBA RIVERBEND PROPERTIES ("Landlord") and GOOD EARTH ENERGY CONSERVATION, INC. ("Tenant").

WHEREAS, Landlord and Tenant executed that certain Lease Agreement dated September 1, 2010 (collectively referred to herein with all amendments as the "Lease"), with respect to certain Premises located at 7513 Pebble Drive, Building 24, being a 7,200 square foot portion of Riverbend Business Park, Fort Worth, Texas; all as more particularly described in the Lease; and

WHEREAS, Landlord and Tenant desire to modify certain terms and provisions of the Lease.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1.         The Lease Term is hereby extended for six (7) months from November 1, 2011 to May 31st, 2012 (the "Extended Term").

2.         Basic rent shall be $3,200.00 ($5.33 psf) per month.

3.         Except as hereby amended, the Lease shall remain unchanged and in full force and effect. If there is any conflict between the terms and provisions of the Lease and the terms and provisions of this Amendment, this Amendment shall control.

4.         All terms and definitions used in this Amendment not herein defined are to be given the definition of the term as provided in the Lease, unless specifically stated otherwise.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

TENANT:		LANDLORD:
GOOD EARTH ENERGY		RIVERBEND PROPERTIES
CONSERVATION, INC

By:	/s/ James R. Emmons	By:	/s/ Sandra Knight
Name:	James R. Emmons	Sandra Knight, President
Title:	President	S&K Management, Inc., as Agent for
Halawa View Apartments GP
Dba Riverbend Properties

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made this 28th day of June, 2012, between HALAWA VIEW APTS G.P., DBA RIVERBEND PROPERTIES ("Landlord") and GOOD EARTH ENERGY CONSERVATION, INC. ("Tenant")

WHEREAS, Landlord and Tenant executed that certain Lease Agreement dated September 1, 2010 and amended by First Amendment dated December 15, 2011 (collectively referred to herein with all amendments as the "Lease"), with respect to certain Premises located at 7513 Pebble Drive, Building 24, being a 7,200 square foot portion of Riverbend Business Park, Fort Worth, Texas; all as more particularly described in the Lease; and

WHEREAS, Landlord and Tenant desire to modify certain terms and provisions of the Lease.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1.         The Lease Term is hereby extended for six (6) months from June 1, 2012 to November 30, 2012 (the "Extended Term").

2.         Basic rent for the Extended Term shall be $3,200.00 per month ($5.33 psf).

3.         Except as hereby amended, the Lease shall remain unchanged and in full force and effect. If there is any conflict between the terms and provisions of the Lease and the terms and provisions of this Amendment, this Amendment shall control.

4.         All terms and definitions used in this Amendment not herein defined are to be given the definition of the term as provided in the Lease, unless specifically stated otherwise.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

TENANT:		LANDLORD:
GOOD EARTH ENERGY
CONSERVATION, INC		RIVERBEND PROPERTIES

By:	/s/ James R. Emmons	By:	/s/ Sandra Knight
Name:	James R. Emmons	Sandra Knight, President
Title:	President	S&K Management, Inc., as Agent for
Halawa View Apartments GP
Dba Riverbend Properties

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made this 13th day Of December, 2012, between HALAWA VIEW APTS G.P., DBA RIVERBEND PROPERTIES ("Landlord") and GOOD EARTH ENERGY CONSERVATION, INC. ("Tenant").

WHEREAS, Landlord and Tenant executed that certain Lease Agreement dated September 1st, 2010, as amended by First Amendment to Lease Agreement date December 15th, 2011 and amended by Second Amendment to Lease Agreement dated June 28th, 2012 (collectively referred to herein with all amendments as the "Lease"), with respect to certain Premises located at 7513 Pebble Drive, Building 24, being a 7,200 square foot portion of Riverbend Business Park, Fort Worth, Texas; all as more particularly described in the Lease; and

NOW THEREFORE, in consideration of the premises and the mutual benefits to accrue to each of the parties hereunder, it is hereby agreed as follows:

1.          The Lease Term is hereby extended for Fifty (50) months from December 1, 2012 to January 31, 2017 (the "Extended Term").

2.          This Third Amendment to Lease Agreement will relocate the 7,200 rentable square feet located at 7513 Pebble Drive, Building 24, Fort Worth, Texas to the new leased premises of 14,429 rentable square feet with an address of 7660 Pebble Drive, Building 27, Fort Worth, Texas (the "Relocated Premises"). The Rent Commencement Date for the Relocated Premises shall be the date which is the first day after Landlord notifies Tenant that the Premises are ready for occupancy and possession by Tenant (the "Delivery Date").

Landlord agrees the Delivery Date shall be on or before February 1, 2013; provided, however, the Delivery Date shall be extended for a reasonable time to allow Landlord to complete preparation of the Relocated Premises for occupancy if Landlord was prevented from completing such preparations by events beyond the reasonable control of Landlord.

3.          Basic rent for the Relocated Premises shall be $5,950.00 per month beginning on the Delivery Date.

4.          Upon execution hereof, Tenant shall deposit with Landlord the amount of $ 5,950.00 to be held by Landlord, without interest, as a Security Deposit, subject to the terms of the Lease Agreement.

5.         Landlord is currently in possession of a Security Deposit in the amount of $3,200.00 for the Premises located at 7513 Pebble Drive, Building 24, Fort Worth, Texas. Upon termination of the occupancy at 7513 Pebble Drive, Building 24, Fort Worth, Texas and Landlord's approval of the condition of the space Landlord will reimburse the Security Deposit from the Premises less any amounts owed to repair any damage to the space or any other amounts owing associated with 7513 Pebble Drive, Building 24, Fort Worth, Texas.

6.          Tenant will notify Landlord within three (3) to five (5) days of the date they will vacate 7513 Pebble Drive, Bldg. 24. Landlord and Tenant will schedule a walk through inspection on or about that date. Tenant's lease and obligation to pay rent on 7513 Pebble Drive, Bldg. 24 will be terminated on the date that Tenant has vacated the Premises. Tenant agrees to return the space to Landlord in broom clean condition, except for normal wear and tear as per the terms of the Lease Agreement.

7.         Tenant's notices address will be amended as follows:

         Good Earth Energy Conservation, Inc.

         7660 Pebble Drive

         Fort Worth, TX 76118

8.         Early Termination. Provided that no Default exists under the Lease and no event has occurred which with the passage of time or the giving of notice, or both would be a Default under the Lease, Tenant may elect to terminate the Lease after January 31, 2016 by (i) delivering to Landlord thirty (30) days written notice that Tenant has elected to exercise its right to terminate the Lease pursuant to this Paragraph 10 of the Third Amendment to Lease Agreement, and (ii) payment by cash or certified check to Landlord in the amount of $11,900.00. If Tenant fails to timely comply with the requirements herein, Tenant shall be deemed to have waived its right to such Early Termination of the lease.

9.         Tenant Improvements. See Exhibit "A," Exhibit "A-1," Exhibit "A-1(a)" and Exhibit "A-1(b)" for list of improvements.

10.       Tenant shall pay to the Landlord the amount of $22,000.00 as Tenant's contribution to the cost of Tenant Improvements. $11,000.00 shall be paid by the Tenant to the Landlord within three (3) days of execution of this Amendment and an additional $11,000.00 shall be paid by the Tenant to the Landlord within three (3) days of the Delivery Date. Tenant shall have the option to provide warehouse exhaust fan, break room cabinet, counter top and sink. Should Tenant provide these items, the actual cost up to, but not more than, the Landlord's budgeted cost of each item shall be credited towards the second payment of the Tenant's contribution for the cost of Tenant Improvements.

11.       Tenant acknowledges that no improvements will be performed on the mezzanine level and that the Landlord does not warrant electrical or HVAC service on that level.

12.       Except as hereby amended, the Lease shall remain unchanged and in full force and effect. If there is any conflict between the terms and provisions of the Lease and the terms and provisions of this Amendment, this Amendment shall control.

13.       All terms and definitions used in this Amendment not herein defined are to be given the definition of the term as provided in the Lease, unless specifically stated otherwise.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

TENANT:		LANDLORD:

GOOD EARTH ENERGY		HALAWA VIEW APTS G.P., DBA
CONSERVATION, INC.		RIVERBEND PROPERTIES

By:	/s/ James R. Emmons	By:	/s/ Sandra Knight
Sandra Knight, President
Name:	James R. Emmons	S&K Management, Inc. as agent for Halawa
View Apartments GP dba Riverbend Properties
Title:	President/CEO

TENANT IMPROVEMENTS EXHIBIT A

•	Install exhaust fan in warehouse area. If Tenant elects, and upon Landlord's approval of materials and installation specifications, Landlord will use Tenant provided equipment.
•	Build new offices with drop ceiling, and hallway, marked "1" on attached Exhibit A-1(a)
•	Build new bathroom with drop ceiling and ADA compliant sink and toilet, marked "2" on attached Exhibit A-1(a)
•	Install 3' x 6'8" doors with frames, in new offices marked "1", new bathroom marked "2", and new hallway marked "4" on attached Exhibit A-1(a)
•	Relocate door and frame to bathroom marked "6", and "closet", so that they open in, per City code
•	Install 6' x 2' cabinet with bar-sink and counter top, and plumbing for cold water, marked "3" on attached Exhibit A-1(a). If Tenant elects, and upon Landlord's approval of materials and installation specifications, Landlord will use Tenant provided cabinet, bar-sink and countertop.
•	Install new ADA compliant toilets in existing downstairs bathrooms marked "6" on attached Exhibit A-1(a)
•	Paint with Kelly Moore Antique White, all new and existing downstairs offices, doors, door frames, bathrooms, break room, new cabinet in break room, and hallway
•	Install new carpet and cove base in rooms marked "1" and "4" on attached Exhibit A-1(a) (color selection to be determined)
•	Install VCT and cove base in (4) approximately 4' x 4' entryways and break room marked "5", and bathrooms marked "2" and "6", on attached Exhibit A-1(a) (color selection to be determined)
•	Install (2) 3 1/2-ton HVAC systems, per attached Exhibit A-1(a), with (1) thermostat for each
•	Install (17) 2' x 4' lay-in light fixtures throughout new offices marked "1" and (1) 2' x 4' lay-in fixture in new bathroom marked "2" on attached Exhibit A-1(a)
•	Install (24) duplex electrical outlets throughout offices and hallway marked "1" and (1) each GFI outlet in new bathroom and at cabinet in break room as shown on attached Exhibit A-1(a)
•	Install single switches marked "S1", 3-way switches marked "S3" and "S4" and Occupancy Sensors marked "OC" on the attached Exhibit A-1(a)
•	Deliver the mechanical, electrical, and plumbing building systems in good working order

•	Upon Tenant’s written request and Landlord's prior approval, and at Tenant's sole cost and expense, Landlord will install Tenant-provided dishwasher in break room.